Exhibit 99.1

DRI Corporation Announces Transition to OTCQB Marketplace

  Transition is Expected to Help Reduce Expenses
  Management Remains Committed to Providing Ongoing Transparency and SEC Filings

DALLAS--(BUSINESS WIRE)--December 28, 2011--DRI Corporation (OTCQB™: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s transition from the NASDAQ Capital Market® to the OTCQB™ Marketplace is effective today.

David L. Turney, Chairman of the Board of Directors and Chief Executive Officer, said: “We voluntarily delisted from the NASDAQ Capital Market® in an effort to reduce our expenses. Our transition to the OTCQB™ Marketplace should allow for a continued orderly trading market for the Company’s common stock as we continue to pursue strategic alternatives. We remain committed to providing ongoing transparency and we intend to continue filing reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended.”

As previously announced, the Company notified The NASDAQ Stock Market, Inc. on Dec. 16, 2011, of its plans to file a Form 25 with the U.S. Securities and Exchange Commission (“SEC”) to effect the voluntary delisting of its common stock from the NASDAQ Capital Market®. On Dec. 21, 2011, the Company filed a Form 25 and a related Form 8-K with the SEC. On Dec. 28, 2011, the Company’s transition to the OTCQB™ Marketplace became effective.

Operated by OTC Markets Group Inc., the OTCQB™ Marketplace is a market tier for OTC traded companies that are registered and reporting with the SEC. The Company expects that its common stock will continue trading under the “TBUS” ticker symbol on the OTCQB™ Marketplace electronic system. Investors will be able to view real-time, Level II stock quotes for DRI Corporation at www.otcmarkets.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2010, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $87.3 million, and our global workforce to 275 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the exact date the of the Company’s transition from the NASDAQ Capital Market® to the OTCQB™ Marketplace, the amount of cost savings related to the listing on the OTCQB™ Marketplace, or the continued orderly trading market for our common stock, as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties relating to any delays in the transition from the NASDAQ Capital Market® to the OTCQB™ Marketplace, any unrealized cost savings relating to the transition to the OTCQB™ Marketplace, or that there will not be a continued, orderly trading market for out common stock after this transition, as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K as filed April 15, 2011 and Quarterly Reports on Form 10-Q as filed May 16, 2011, Aug. 15, 2011, and Nov. 21, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com